UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 28, 2023

__________________________________________________________________________
Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
__________________________________________________________________________

Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
__________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 28, 2023, Digital Media Solutions, Inc. filed an amendment to its certificate of incorporation in the State of Delaware (the "Amendment"), which provides that, after the market close on August 28, 2023 (the "Reverse Split Effective Time"), every fifteen shares of our issued and outstanding Class A Common Stock and Class B Common Stock will automatically be combined into one issued and outstanding share of Class A Common Stock and Class B Common Stock, respectively, without any change in the par value per share (the “Reverse Stock Split”). Earlier, on April 28, 2023, a majority of our shareholders approved a reverse stock split subject to the board of directors determining the final ratio. The Company’s Class A Common Stock began trading on a split-adjusted basis on the New York Stock Exchange (NYSE) at the market open on August 29, 2023.

At the Reverse Stock Split Effective Time, every 15 issued and outstanding shares of the Company’s Class A Common Stock and Class B Common Stock were converted automatically into one share of the Company’s Class A Common Stock and Class B Common Stock, respectively, without any change in the par value per share. The Reverse Stock Split reduced the number of shares of Class A Common Stock issued and outstanding from approximately 41.0 million to approximately 2.7 million and Class B Common Stock issued and outstanding from approximately 25.1 million to approximately 1.7 million.

No fractional shares were issued in connection with the Reverse Stock Split. Shareholders who otherwise would have been entitled to receive a fractional share instead became entitled to receive one whole share of common stock in lieu of such fractional share.

The Reverse Stock Split affected all shareholders uniformly and did not alter any shareholders’ percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split resulted in a shareholder owning a fractional share and such shareholder received a whole share in lieu thereof. Proportional adjustments will be made to the terms of the Company’s Series A Preferred Stock and Series B Preferred Stock, its stock options, performance stock units, restricted stock units and warrants.

The Reverse Stock Split does not otherwise modify any rights or preferences of the Company’s Class A Common Stock or Class B Common Stock. The Reverse Stock Split is intended to increase the market price per share of the Company’s Class A Common Stock to ensure the Company regains full compliance with the NYSE share price listing rule and maintains its listing on the NYSE. As previously announced, the Company can regain compliance with the NYSE’s continued listing standards if, as of the last trading day of any calendar month during the six-month cure period that ends September 29, 2023, the Company’s Class A Common Stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the prior 30 trading-day period.

The trading symbol for the Company’s Class A Common Stock will remain “DMS.” The new CUSIP number for the Company’s Class A Common Stock following the Reverse Stock Split will be 25401G 403.

The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2023

Digital Media Solutions, Inc.

/s/ Anthony Saldana
Name:	Anthony Saldana
Title:	General Counsel, Executive Vice President of Legal & Compliance and Secretary